EXHIBIT 99.1

SRAX Investor – Analyst Day October 17th

LOS ANGELES, September 26, 2017 – Social Reality, Inc. (NASDAQ: SRAX), an advertising technology company providing the tools to automate digital marketers and content owners' campaigns across digital channels, will hold an Investor – Analyst Day at its facility in Mexicali, Mexico on October 17, 2017.

The co-founders Christopher Miglino and Erin DeRuggiero along with senior management will host the event. Topics and demonstrations follow:

•

Product presentations and demonstrations:

o

SRAXmd

o

SRAXauto

o

SRAXfan

o

SRAX Social

o

SRAX Reach

o

SRAXapp

•

Market commentary on big data and cryptocurrency

•

Discussions on corporate strategy, including vision, technology, sales, marketing and financial

For more information, please contact LHA Investor Relations: Kirsten Chapman or Moriah Shilton at 415-433-3777 or srax@lhai.com

About SRAX

Social Reality, Inc. (NASDAQ:  SRAX) is an advertising technology company providing the tools to automate digital marketers and content owners' campaigns across digital channels. SRAX's tools amplify performance and maximize profits for brands in the healthcare, CPG, automotive, wellness and lifestyle verticals through an omnichannel approach that integrates all aspects of the marketing experience into one platform. The company's machine-learning technology identifies brands' core consumers and their characteristics discovering new and measurable opportunities to target, reach and monetize audiences driving online and offline sales lift. For more information on how SRAX delivers a digital competitive advantage to surpass today's marketing challenges, visit www.srax.com.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com